Exhibit 1.1

Execution Copy

NYMT SECURITIES CORPORATION

New York Mortgage Trust, Series 2005-3 Mortgage-Backed Notes

UNDERWRITING AGREEMENT

December 16, 2005

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

1. Introduction. NYMT Securities Corporation, a Delaware corporation (the “Depositor”), has authorized the issuance and sale of Mortgage-Backed Notes (the “Notes”) and Mortgage-Backed Certificates (the “Certificates” and together with the Notes, the “Securities”) in one or more series (each, a “Series”). This Underwriting Agreement (the “Underwriting Agreement”) relates to offers and sales of Series of Notes.

Each Note will generally be payable out of the cash flows attributable to the property of each Trust, which will consist of one or more pools of mortgage loans (the “Mortgage Loans”) and certain related property to be conveyed to the Trust by the Depositor. The Mortgage Loans may be sold to the Depositor pursuant to one or more Mortgage Loan Purchase Agreements (each, an “Mortgage Loan Purchase Agreement”), between the Depositor, as purchaser, New York Mortgage Trust, Inc., as guarantor, and New York Mortgage Funding, LLC, as seller (the “Seller”). The Notes of any Series will be issued pursuant to a Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) and an Indenture, among the Trust, the Depositor, the Seller, the Master Servicer, the Servicer, the Subservicer, the Owner Trustee, the Indenture Trustee and the Trust Administrator, as applicable. Reference is also made to the Amended and Restated Trust Agreement, dated December 20, 2005 (the “Trust Agreement”). Capitalized terms used herein and not defined, shall have the meaning set forth in the Transfer and Servicing Agreement or the related Terms Agreement (as defined below).

The Notes are more fully described in the Registration Statement (as such term is defined in Section 2(a)), which the Depositor has furnished to the Underwriter (as defined below). Each Series of Notes and any classes or subclasses of Notes (each, a “Class” or “Subclass”, respectively) within such Series may vary, among other things, as to number and types of Classes or Subclasses, aggregate class principal amount or class notional amount or aggregate class principal amount, the interest rate with respect to each Class or Subclass, the percentage interest if any, entitled by each Class or Subclass to payments of principal and interest on, or with respect to, the Notes payable out of cash flows attributable to the Mortgage Loans included in the related Trust, the class principal amount and interest rate, if any, priority of payment among Classes or Subclasses, the method of credit enhancement with respect to the Notes for such Series, the Classes or Subclasses of Notes of such Series subject to this Agreement, and any other variable terms contemplated by the Operative Agreements and in the Notes of such Series. For federal income tax purposes, the Notes will be characterized as debt to the extent they are issued to parties unrelated to the equity owner of the Trust and are rated at least “BBB-” or the equivalent by one or more Rating Agencies.

The Depositor will enter into an agreement (the “Terms Agreement”) providing for the sale of such Notes to, and the purchase and offering thereof by, Credit Suisse First Boston LLC (the “Underwriter”). The Underwriter agrees to become obligated to purchase Notes from the Depositor. Such Terms Agreement shall specify the class principal amount or class notional amount of each Class or Subclass of the Notes to be issued and their terms not otherwise specified in the Operative Agreements, the Classes or Subclasses of Notes subject to this Agreement, the price at which such Notes are to be purchased by the Underwriter from the Depositor, the aggregate amount of Notes to be purchased by the Underwriter and the initial public offering price or the method by which the price at which such Notes are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, which may take the form of an exchange of any standard form of written telecommunication between the Underwriter and the Depositor. Each offering of Notes will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriter. Except as otherwise required by the context, all references herein to a Terms Agreement, Delivery Date, the related Operative Agreements and Underwriter shall refer to the Terms Agreement, Delivery Date, the related Operative Agreements and Underwriter, relating to the related Series of Notes.

2. Representations and Warranties of the Depositor. The Depositor represents and warrants to the Underwriter as of the date hereof and as of the date of the applicable Terms Agreement, as follows:

(a) A registration statement on Form S-3 (No. 333-127912) including a prospectus and such amendments thereto as may have been required on the date hereof relating to the Notes and the offering of each Series thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement, as amended, has become effective under the Act. For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission and “Effective Date” means the date of the Effective Time. Such registration statement, as amended, and the prospectus relating to the sale of the Notes of the applicable Series offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus relating to the Notes filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”)), including all documents incorporated therein by reference relating to the Series of Notes to which the Terms Agreement relates, are respectively referred to as the “Registration Statement” and the “Base Prospectus”; provided, however, that a supplement to such Base Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Base Prospectus only with respect to the offering of the Series of Notes to which it relates (any such supplement for a Series of Notes, the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of the Prospectus and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the Prospectus and incorporated by reference in the Prospectus and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

(b) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, when they become effective or are filed with the Commission, as the case may be, in all material respects to the requirements of the Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus for a Series of Notes identified in the related Terms Agreement, as of its date, and as amended or supplemented as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriter expressly for use therein, it being understood that such information is limited to the information identified in the related Terms Agreement as the “Underwriter’s Information.” The Depositor acknowledges that the Underwriter’s Information constitutes the only information furnished in writing to you or on your behalf for use in connection with the preparation of the Prospectus Supplement, and the Underwriter confirms that the Underwriter’s Information is correct. The Prospectus delivered to the Underwriter for use in connection with the offering of the related Series of Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

(c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

(e) There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process or, to the knowledge of the Depositor, threatened by or before any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (i) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (ii) asserting the invalidity of any of the Operative Agreements or the related Series of Notes, (iii) seeking to prevent the issuance of the related Series of Notes or the consummation by the Depositor of any of the transactions contemplated by any of the Operative Agreements or (iv) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, any of the Operative Agreements or the related Series of Notes.

(f) The related Operative Agreements and the related Notes conform, or will conform as of the related Delivery Date, to the description thereof contained in the Registration Statement, the related Prospectus and any Issuer Free Writing Prospectus; and the Notes of a Series, on the Delivery Date set forth in the related Terms Agreement, will have been duly and validly authorized and, when such Notes are duly and validly executed by the Trust, authenticated by the Indenture Trustee or the Trust Administrator and delivered in accordance with such Operative Agreements and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the related Operative Agreements.

(g) The execution and delivery by the Depositor of this Agreement and the other related Operative Agreements to which it is a party are within the corporate power of the Depositor and have been, or will have been on the related Delivery Date, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(h) At the date thereof, each Agreement to which the Depositor is a party will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.

(i) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes of the related Series pursuant to this Agreement and the other related Operative Agreements has been or will be taken or obtained on or prior to the applicable Delivery Date.

(j) At the applicable Delivery Date, each of the Mortgage Loans included in the Trust will conform to the representations and warranties with respect thereto set forth in the related Mortgage Loan Purchase Agreement and the Depositor will (i) have equitable title to the interest in the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), (ii) not have assigned to any person (other than the Trust) any of its right, title or interest in the Mortgage Loans, and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trust and to sell the related Series of Notes to the Underwriter. Upon execution and delivery of the related Transfer and Servicing Agreement by the Owner Trustee, the Owner Trustee will have acquired beneficial ownership of all of the Depositor’s title and interest in and to the Mortgage Loans, which will in turn be pledged to the Indenture Trustee in accordance with the terms of the Indenture.

(k) If so specified in the Prospectus and any Issuer Free Writing Prospectus, certain of the Notes subject to this Agreement and offered by means of the Registration Statement may, when issued pursuant to the Indenture, be “mortgage related securities”, as such term is defined in Section 3(a)(41) of the Exchange Act.

(l) Neither the Depositor nor the Trust will be subject to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(m) Since the respective dates as of which information provided by the Seller or the Depositor is given in the Prospectus and any Issuer Free Writing Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or any Seller, otherwise than as set forth or contemplated in the Prospectus as supplemented or amended as of the Closing Date.

(n) Any certificate signed by an officer of the Depositor and delivered to the Underwriter or counsel for the Underwriter in connection with an offering of the Notes shall be deemed, and shall state that it is, a representation and warranty of the Depositor as to the matters covered thereby on the date of such certificate to each person to whom the representations and warranties in this Section 2 are made.

(o) As of the date of delivery, there are no Mortgage Pool Errors (as defined below) in any of the information provided to the Underwriter regarding the Mortgage Loans and such information is true and correct in all material respects or, if there is any material error in any such information, the Depositor has promptly provided corrected information to the Underwriter.

(p) On the Closing Date, the Mortgage Loans will conform in all material respects to the description thereof contained in the Prospectus and any Issuer Free Writing Prospectus and the representations and warranties contained in this Agreement will be true and correct in all material respects. The representations and warranties of the Seller and the Depositor set out in the Transfer and Servicing Agreement are hereby made to the Underwriter as though set out herein, and at the dates specified therein, such representations and warranties were and will be true and correct in all material respects.

(q) Each of the Seller and the Depositor possess all material licenses, certificates, permits or other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and there are no proceedings pending or, to the best knowledge of the Depositor, threatened, relating to the revocation or modification of any such license, certificate, permit or other authorization which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, results of operations, financial position, income, property or assets of either the Seller or the Depositor.

(r) The Depositor is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the related Series of Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(s) The Depositor is not, as of the date upon which it delivers the Approved Offering Materials (as defined herein), an Ineligible Issuer, as such term is defined in

Rule 405 of the Rules and Regulations. “Approved Offering Materials” means the offering materials provided by (or agreed with) the Depositor to the Underwriter.

(t) Any Issuer Free Writing Prospectus conforms in all material respects to the requirements of the Act and the Rules and Regulations. The Issuer Free Writing Prospectus as of the date thereof and as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Depositor in writing by the Underwriter expressly for use therein, it being understood that such information is limited to the information identified in the related Terms Agreement as the “Underwriter’s Information.” The Depositor acknowledges that the Underwriter’s Information constitutes the only information furnished in writing to you or on your behalf for use in connection with the preparation of the Issuer Free Writing Prospectus, dated December 16, 2005 (the “December 16 Issuer Free Writing Prospectus”) and the Underwriter confirms that the Underwriter’s Information is correct. Any Issuer Free Writing Prospectus delivered to the Underwriter for use in connection with the offering of the related Series of Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

3. Purchase, Sale and Delivery of Notes. Delivery of and payment for each Series of Notes to which this Agreement applies will be made at such time and location as is specified in the related Terms Agreement, or as the Underwriter and the Depositor shall agree upon, each such time being herein referred to as a “Delivery Date.” Delivery of such Notes shall be made by the Depositor to the Underwriter against payment of the purchase price specified in the applicable Terms Agreement in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and the Underwriter. Except as otherwise provided in the related Terms Agreement, each Class of Notes of a Series sold to the Underwriter pursuant to such Terms Agreement will be represented initially by one or more notes registered in the name of Cede & Co., the nominee of the Depository Trust Company (the “DTC Notes”). The interests of the beneficial owners of the DTC Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates for the DTC Notes will be made available only under the limited circumstances specified in the Indenture. Except as otherwise provided in the related Terms Agreement, each Class of Notes of a Series sold to the Underwriter as definitive notes pursuant to such Terms Agreement will be in definitive, fully registered form, in such denominations and registered in such names as the Underwriter shall request, and will be made available at least 24 hours prior to the applicable Closing Date, for checking and packaging at the offices of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219 in such amounts as determined pursuant to the Terms Agreement.

The Depositor and the Underwriter have agreed that the Delivery Date will be the date as set forth in the related Terms Agreement.

4. Offering by Underwriter. It is understood that the Underwriter propose to offer the Notes subject to this Agreement for sale to the public as set forth in the Prospectus.

(a) It is understood that the Underwriter will solicit offers to purchase the Notes as follows:

(i) Prior to the time the Underwriter has received the Approved Offering Materials, the Underwriter may, in compliance with the provisions of this Agreement, solicit offers to purchase Notes; provided, that the Underwriter shall not accept any such offer to purchase a Note or any interest in any Note or Mortgage Loan or otherwise enter into any Contract of Sale for any Note, any interest in any Note or any Mortgage Loan prior to the investor’s receipt of Approved Offering Materials.

(b) It is understood that the Underwriter will not enter into a Contract of Sale with any investor until the investor has received the Approved Offering Materials with respect to the Notes of such investor which are the subject of such Contract of Sale. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the Rules and Regulations and all Commission guidance relating to Rule 159, including without limitation the Commission’s statement in Securities Act Release No. 33-8501 that “a contract of sale can occur under the federal securities laws before there is a bilateral contract under state law, for example when a purchaser has taken all actions necessary to be bound but a seller’s obligations remain conditional under state law.” Each Contract of Sale for a Note entered into by the Underwriter shall expressly provide in writing that the Depositor is not obligated to issue such Note or any similar security and that the obligation of the Underwriter to deliver such Note is subject to the terms and conditions of this Agreement and the availability of such Note when, as and if issued by the Depositor.

(c) It is understood that the Underwriter may provide to prospective investors certain Issuer Free Writing Prospectuses and prepare and provide to prospective investors Underwriter Free Writing Prospectuses (as defined below), subject to the following conditions:

(i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any written communication to any person in connection with the initial offering of the Notes, unless such written communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a Free Writing Prospectus (as defined below).

(ii) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the Rules and Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

(iii) For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rules 405 and 433 of the Rules and Regulations. For purposes hereof, “Issuer Free Writing Prospectus” shall have the meaning given such term in Rule 433(h) of the Rules and Regulations, and “Underwriter Free Writing Prospectus” shall mean all Free Writing Prospectuses other than Issuer Free Writing Prospectuses. “Issuer Information” shall have the meaning given such term in Rule 433 (h) of the 1933 Act Regulations, including the information specified in footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) and “Derived Information” shall refer to information of the type described in clause (5) of such footnote 271 when prepared by the Underwriter. Consistent with such definition, “Issuer Information” shall not be deemed to include any information in a Free Writing Prospectus solely by reason of the Depositor’s review of the materials pursuant to subsection (d) below. For purposes hereof, “ABS Informational and Computational materials” shall have the meaning given such term in Item 1101 of Regulation AB.

(d) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend including the following statement:

“THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1–8[XX–XXX–XXXX].

(e) The Underwriter shall deliver to the Depositor and its counsel, no later than the business day prior to the proposed date of first use thereof, any Free Writing Prospectus prepared by or on behalf of the Underwriter that contains any Issuer Information and request that such Free Writing Prospectus be filed with the Commission within the time period specified in the Rules and Regulations.

(f) If the Underwriter does not provide any Free Writing Prospectuses to the Depositor pursuant to subsection (e) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the Rules and Regulations.

5. Covenants of the Depositor. The Depositor covenants and agrees with the Underwriter participating in the offering of the applicable Series of Notes that:

(a) Immediately following the execution of the related Terms Agreement, the Depositor will prepare a Prospectus Supplement setting forth the amount of Notes of the related Series covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Notes are to be purchased by the Underwriter, from the Depositor, either the initial public offering price or the method by which the price at which such Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriter and the Depositor deem appropriate in connection with the offering of such Notes, but the Depositor will not file, for so long as the delivery of a Prospectus is required in connection with the offering or sale of such Notes, any amendments to the Registration Statement as in effect with respect to such Notes, or any amendments or supplements to the related Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriter, or if the Underwriter shall have reasonably objected thereto promptly after receipt thereof, the Depositor will, during such period, immediately advise the Underwriter or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communications suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. The Depositor will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof. The Depositor will file such Prospectus pursuant to Rule 424 under the Act not later than the Commission’s close of business on the second Business Day following the availability of the Prospectus to the Underwriter.

(b) If, at any time when a Prospectus or a Free Writing Prospectus relating to the Notes of the related Series is required to be delivered under the Act, any event occurs as a result of which the Free Writing Prospectus or Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

(c) The Depositor will cause any Free Writing Prospectuses with respect to the Notes of a Series to be filed with the Commission pursuant to Rule 433 under the Act in accordance with Section 8 prior to the time of filing of the Prospectus as provided in Section 5(a) hereof and will include therein all such materials so furnished; provided, however, that the Depositor shall only be responsible for the filing of a Free Writing Prospectus prepared by the Underwriter as described in Section 4(e) hereof to the extent delivered by the Underwriter within the time period specified in Section 4(e) hereof.

(d) The Depositor will cause the Trust Administrator to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Note (each, a “Noteholder”) at any time during such year, such information as is necessary or desirable to assist Noteholders in preparing their federal income tax returns.

(e) The Depositor will furnish to the Underwriter copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents relating to the Notes of the related Series, in each case as soon as available, and in such quantities as the Underwriter reasonably requests.

(f) The Depositor will arrange for, and will pay all expenses (including reasonable fees and expenses of counsel) in connection with the qualification of the Notes of the related Series for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that neither the Depositor nor the Trust shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

(g) The Depositor will, while the Notes of a Series are outstanding furnish to the Underwriter, information with respect to the related Trust or the Mortgage Loans included in the related mortgage pool, as the Underwriter may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Notes of such Series.

(h) The Depositor, whether or not the transactions contemplated under the related Terms Agreement are consummated or the related Terms Agreement is terminated, will pay all expenses incident to the performance of its obligations under this Agreement and the Terms Agreement and will reimburse the Underwriter for any expenses (excluding fees and disbursements of its counsel, any Underwriter due diligence of the Mortgage Loans and accounting comfort letters obtained in connection with any Underwriter Free Writing Prospectus) incurred by them in connection with (i) the offering and the qualification of the related Series of Notes, (ii) the preparation of all documents described herein, including any Issuer Free Writing Prospectus, (iii) reasonable fees and expenses of the Servicer, Subservicer, Owner Trustee, Indenture Trustee and Trust Administrator, (iv) the investigation by the Underwriter of the Seller, the Depositor and the Mortgage Loans, (v) the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter may designate and the reproduction of memoranda relating thereto, (vi) any fees charged by investment rating agencies for the rating of the Notes and (vii) reasonable and customary expenses incurred in distributing any preliminary prospectuses, the Prospectus or any amendments or supplements thereto to the Underwriter; provided however, that the Depositor shall not be liable for the payment of any of the foregoing amounts to the extent that the failure to consummate the transactions described herein resulted from any act or omission of the Underwriter pursuant to the terms of this Agreement.

(i) During the period when a Prospectus is required by law to be delivered in connection with the sale of Notes of a related Series pursuant to this Agreement, the Depositor will file, or cause the Trust Administrator to file on behalf of the related Trust, on a timely and complete basis, all documents that are required by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(j) The Depositor will prepare, or cause to be prepared, and file, or cause to be filed such tax returns and take such actions, all on a timely basis, as is required to maintain the Notes as debt status for tax purposes.

6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Notes of a related Series subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, the date of the Terms Agreement and the applicable Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions thereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

(a) Each of the obligations of the Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of the relevant Operative Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor under any of the Operative Agreements shall be true and correct as of the Closing Date or as of another date specified therein and no event shall have occurred which, with notice or the passage of time, would constitute a default under any of such Operative Agreements, and the Underwriter shall have received certificates to the effect of the foregoing, each signed by an authorized officer of the Depositor.

(b) The Underwriter shall have received letters dated the Closing Date, in form and substance reasonably acceptable to the Underwriter and its counsel, prepared by independent certified public accountants, (i) regarding the numerical and statistical information contained in the Prospectus, other than the numerical and statistical information referred to in Section 6(c) hereof, and (ii) relating to certain agreed upon procedures as specified by the Underwriter.

(c) The Underwriter shall have received letters dated the Closing Date, in form and substance reasonably acceptable to the Underwriter and its counsel, prepared by independent certified public accountants, regarding the numerical and statistical information contained in any Issuer Free Writing Prospectus.

(d) The Underwriter shall have received letters (i) dated the Closing Date with respect to the Prospectus Supplement and (ii) dated the date of the Issuer Free Writing Prospectus with respect to the Issuer Free Writing Prospectus, in form and substance acceptable to the Underwriter and its counsel, prepared by independent certified public accountants of the Subservicer regarding the numerical and statistical information contained in the Prospectus and any Free Writing Prospectus regarding such Subservicer’s servicing portfolios.

(e) The Underwriter shall have received the requested number of copies of the Prospectus for the related Series of Notes.

(f) All actions required to be taken and all filings required to be made by the Depositor under the Act prior to the sale of the Notes of the applicable Series shall have been duly taken or made; and prior to the applicable Delivery Date, the Underwriter shall have received confirmation of the effectiveness of the Registration Statement and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or the Underwriter, shall be contemplated by the Commission.

(g) The Notes subject to this Agreement and offered by means of the Registration Statement shall be rated by the applicable rating agencies at the time of issuance as set forth in the Terms Agreement.

(h) (1) The Underwriter shall have received an opinion of counsel or counsels for the Depositor, dated the applicable Delivery Date, substantially to the effect that:

(i) The Depositor has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the state of Delaware. The Depositor has the corporate power and authority to own its assets and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Agreements to which it is a party;

(ii) Each of the Trust Agreement, Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement has been duly authorized, executed and delivered by the Depositor and each constitutes a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms;

(iii) When duly authorized by the Issuer and duly and validly executed and delivered by the Owner Trustee, on behalf of the Issuer, and authenticated by the Indenture Trustee in accordance with the terms of the Indenture, delivered against payment of the purchase price therefor pursuant to this Underwriting Agreement, the Notes will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

(iv) Each of the Operative Agreements to which it is a party has been duly authorized, executed and delivered by the Depositor;

(v) The execution and delivery by the Depositor of each of the Underwriting Agreement, the related Terms Agreement, the Trust Agreement, the Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement and the performance by the Depositor of its obligations thereunder each in accordance with its terms, do not conflict with the certificate of incorporation or by-laws of the Depositor;

(vi) The Issuer is not required to be registered under the Investment Company Act of 1940, as amended;

(vii) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies with the requirements of the TIA and the applicable rules and regulations;

(viii) The Indenture creates a valid security interest in favor of the Indenture Trustee, for the benefit of the holders of the Notes, in the Issuer’s right, title and interest in and to the Collateral securing the obligations of the Issuer under the Indenture in which a security interest may be created pursuant to the UCC;

(ix) The Registration Statement has been declared effective under the Act; the Base Prospectus and the Prospectus Supplement have each been filed pursuant to Rule 424(b) of the Rules and Regulations in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(x) The Free Writing Prospectus required to be filed by the Depositor with the Commission (other than those Free Writing Prospectuses containing Issuer Information prepared by the Underwriter that the Underwriter fails to deliver) has been filed pursuant to Rule 433 of the Rules and Regulations in the manner and within the time period required by Rule 433.

(xi) The Registration Statement, the Prospectus and the December 16 Issuer Free Writing Prospectus (in each case other than (A) the financial statements, schedules, tables and other financial and statistical data included or incorporated by reference therein or omitted therefrom and (B) any documents incorporated by reference, as to which such counsel need not express an opinion), as of their respective effective or issue dates, as the case may be, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations;

(xii) In the event that the related Prospectus Supplement and the December 16 Issuer Free Writing Prospectus disclose that any class of Notes constitute “mortgage-related securities” within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, that such class so qualifies assuming that it is rated by a nationally recognized statistical rating organization in one of its two highest rating categories, for so long as it is so rated;

(xiii) The information in the Prospectus and the December 16 Issuer Free Writing Prospectus under the captions “Description of the Notes,” “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement” and “The Trust Agreement and the Indenture,” to the extent that it constitutes a summary of certain provisions of the Notes and of the Mortgage Loan Purchase Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, has been reviewed by such counsel and is correct in all material respects; the statements contained under the caption “ERISA Considerations,” insofar as such statements describe certain provisions of federal statutes and regulations, have been reviewed by such counsel, and such statements fairly describe such provisions and regulations; and the statements contained under the caption “Federal Income Tax Consequences,” insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein;

(xiv) With respect to the mortgage notes that constitute “instruments,” “general intangibles” or “tangible chattel paper,” as those terms are defined in the UCC, the filing of a Financing Statement on form UCC1 in proper form in the appropriate filing office in the State of Delaware will be effective to perfect the security interest of the Indenture Trustee in the mortgage notes;

(xv) Based on certain representations stated in the opinion:

1.	Under current United States federal income tax law, based upon certain financial calculations prepared by the Underwriter concerning the projected payments on the Notes and assuming the accuracy of and compliance with the factual representations, covenants and other provisions of the Transaction Documents without any waiver or modification thereof, although there are no regulations, rulings or judicial precedents addressing the characterization for United States federal income tax purposes of securities having terms substantially the same as those of the Notes, the Notes, other than any Notes or portions of certain Classes of Notes which, at the time of their issuance, the owner of the Ownership Certificate, either directly or indirectly through one or more Qualified REIT Subsidiaries (“QRS”), as defined in Section 856(i) of the Internal Revenue Code, or entities that are disregarded for United States federal income tax purposes that are wholly owned by the related REIT or a related QRS, acquires beneficial ownership thereof (the “Retained Notes”), will be treated as debt for United States federal income tax purposes;

2.	The Issuer will not be subject to an entity level tax for United States federal income tax purposes; and

3.	If any Retained Note is subsequently sold or transferred to a taxable REIT subsidiary or a party unrelated to the beneficial owner of the Ownership Certificate, such Retained Note will be treated as debt for United States federal income tax purposes as of the date of such sale, assuming that the Ownership Certificate continues to be held by a Permitted Transferee, determined as of the date of such sale or transfer where appropriate, and provided that:

(i) no modifications have been made to the Transaction Documents as of the date of such sale or transfer;

(ii) the respective ratings of such Retained Note as of the date of such sale or transfer is not lower than the rating for such Retained Note as of the date hereof; and

(iii) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to these opinions as of the date hereof.

(2) The Underwriter shall have received an opinion of counsel or counsels for the Seller, dated the applicable Delivery Date, substantially to the effect that:

(i) The Seller has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware. The Seller has the organizational power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller has the corporate power and authority to acquire and own the Mortgage Loans.

(ii) The Seller has the corporate power and authority to (a) execute and deliver the Operative Agreements, (b) perform its obligations under and consummate the transactions provided for in the Operative Agreements, and (c) transfer its rights, title and interests in, to and under the related Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

(iii) The Seller has the corporate power and authority to (a) execute and deliver the Mortgage Loan Purchase Agreement, (b) perform its obligations under and consummate the transactions provided for in the Mortgage Loan Purchase Agreement, and (c) transfer its rights, title and interests in, to and under the related Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

(iv) Each of the Operative Agreements has been duly authorized and executed by a duly authorized officer of the Seller.

(v) The transfer and sale by the Seller of the related Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the compliance by the Seller with the provisions of the related Operative Agreements and the consummation of the transactions contemplated by the related Operative Agreements and the fulfillment of the terms thereof will not violate or breach any of the terms and provisions of the articles of incorporation or bylaws of the Seller.

(vi) No authorization, approval, or other action by, and no notice to or filing with any court, governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the related Operative Agreements.

(vii) Each of the related Operative Agreements constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(viii) To our knowledge, there is no legal or governmental action, investigation or proceeding pending or threatened against the Seller (a) asserting the invalidity of any of the Operative Agreements, (b) seeking to prevent the consummation of any of the transactions provided for in the Operative Agreements, or (c) that would materially and adversely affect the ability of the Seller to perform its obligations under, or the validity or enforceability with respect to the Seller of, any of the Operative Agreements.

Such counsel or counsels shall also deliver an opinion or opinions (i) that the transfer of all of the right, title and interest in and to the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Issuer in each case, constitutes a “true sale” for bankruptcy purposes and (ii) with respect to the “non-consolidation” in a bankruptcy proceeding of the Seller and the Depositor.

Such counsel or counsels shall also state that nothing has come to their attention that would lead them to believe that the Registration Statement (at the time it became effective) or the Prospectus or the Prospectus Supplement (in both cases, as of the date of the Prospectus Supplement and as of the Delivery Date) or the Issuer Free Writing Prospectus (as of the date of the Issuer Free Writing Prospectus) (other than the financial and statistical information or information contained therein, as to which such counsel need not express an opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(i) The Underwriter shall have received an opinion of counsel to the Trust, Owner Trustee, Trust Administrator, Custodian and Indenture Trustee, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

(j) The Underwriter shall have received opinions of counsel to the Master Servicer, each Servicer and each Subservicer, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

(k) The Underwriter shall have received opinions of counsel to any provider of any derivative instrument documented under the ISDA master agreement, and an opinion of counsel to any credit support provider or guarantor relating to such derivative instrument, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

(l) The Underwriter shall have received opinions of counsel to any credit enhancement provider relating to the Notes, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

(m) The Underwriter shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers each of the Seller, the Servicer and the Depositor as the Underwriter may request, dated the applicable Delivery Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that with respect to each such party, as applicable, (i) the representations and warranties of such party in this Underwriting Agreement and in any applicable Operative Agreement are true and correct; (ii) such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; (iv) the information contained in the Prospectus relating to the Seller, the Servicer and the Depositor, as applicable, and relating to the Mortgage Loans, is true and accurate in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Prospectus contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading; (v) subsequent to the respective dates as of which information is given in the Prospectus, and except as otherwise set forth in or contemplated by the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of such party; (vi) except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pleading before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting such party or the transactions contemplated by this Underwriting Agreement; (vii) attached thereto are true and correct copies of a letter from the rating agency or agencies rating the related Series of Notes confirming that the Notes of such Series have been rated in one of the four highest rating categories established by such agency or agencies as set forth in the Terms Agreement and such rating has not been lowered since the date of such letter; and (viii) any applicable derivative instrument documented under the ISDA Master Agreement (including any related credit support documents or guarantees) has been delivered.

(n) If applicable, the Underwriter shall have received letters dated the applicable Delivery Date from counsel rendering opinions to any nationally recognized statistical rating organization rating the applicable Series of Notes, to the effect that the

Underwriter may rely upon their opinion to such rating organization, as if such opinion were rendered to the Underwriter.

(o) The Underwriter shall have received certificates of the Trust, the Owner Trustee, the Trust Administrator and the Indenture Trustee, signed by one or more duly authorized officers of such parties, dated the applicable Delivery Date, as to the due acceptance of the related Operative Agreements by such parties, as applicable, and the due authorization and delivery of the Notes of such Series by the Trust and the Trust Administrator thereunder.

(p) To the extent, if any, that the ratings provided to the Notes of the related Series by any of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) are conditional upon the furnishing of documents or opinions of counsel or the taking of any other actions by the parties to the Operative Agreements, as the case may be, shall furnish such documents and take any such other actions.

(q) The Underwriter shall have received letters from each Rating Agency confirming the ratings set forth in the related Terms Agreement.

(r) The Depositor will furnish the Underwriter with such conformed copies of such other opinions, certificates, letters and documents as the Underwriter reasonably requests.

(s) Subsequent to the execution and delivery of the related Terms Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall not have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Notes, by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act.

(t) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, subsequent to the execution and delivery of the related Terms Agreement, of the Seller and its affiliates that is in the reasonable judgment of the Underwriter material and adverse and that makes it in the reasonable judgment of the Underwriter impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

(u) Subsequent to the execution and delivery of the related Terms Agreement, none of the following shall have occurred (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York state authorities, (iii) the United States shall have become engaged in material hostilities, there shall have been an escalation of such hostilities involving the United States or there shall have been a declaration of war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such), and in the case of any of the events specified in clauses (i) through (iv), such event makes it, in the reasonable judgment of the Underwriter, impractical to market the Notes.

7. Indemnification.

(a) The Depositor and New York Mortgage Trust, Inc. (“NYMT”), jointly and severally, will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, expenses, damages or liabilities (including the cost of any investigation, legal and other expenses incurred in connection with and amounts paid settlement of any action, suit, proceeding or claim asserted) to which the Underwriter or such controlling person may become subject, under the Act or the Exchange Act or other Federal or State statutory law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Issuer Free Writing Prospectus (other than the Underwriter’s Information or any Underwriter Free Writing Prospectus covered under Section 7(b) below (other than with respect to a Mortgage Pool Error)), or the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that neither the Depositor nor NYMT will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any (A) of such documents in reliance upon and in conformity with any Underwriter’s Information and (B) any Underwriter Free Writing Prospectus furnished to prospective investors by the Underwriter, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results directly from an error (a “Mortgage Pool Error”) in the information concerning the characteristics of the Mortgage Loans or any Issuer Information, in each case, furnished by NYMT or the Depositor to the Underwriter in writing or by electronic transmission that was used in connection with either (x) any Underwriter Free Writing Prospectus or (y) any written or electronic materials furnished to prospective investors on which the Underwriter Free Writing Prospectuses was based. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

(b) The Underwriter agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the

Depositor to the Underwriter, but only with reference to (i) any Underwriter Free Writing Prospectus and (ii) the Issuer Free Writing Prospectus, the Prospectus Supplement or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but with respect to clause (b)(ii) above, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriter’s Information; provided, however, that in no event shall the Underwriter be liable to the Depositor under this paragraph (b) in an amount in excess of the underwriting discounts and commissions received by the Underwriter in connection with this offering of the Notes. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof , unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) for each of, and approved by, the Underwriter in the case of paragraph (a) of this Section 7, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriter on the other from the offering of the related Series of Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified in connection with investigating or defending any action or claim which is the subject to this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of underwriting discounts and commissions received by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Delivery and Filing of Free Writing Prospectuses. The Depositor shall file any Issuer Information contained in any Underwriter Free Writing Prospectus provided to it by the Underwriter and any Issuer Free Writing Prospectus not later than the date of first use of the Free Writing Prospectus, except that:

(a) If any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Notes may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Notes and the date of first use; and

(b) If the Issuer Free Writing Prospectus, or Issuer Information contained in the Underwriter Free Writing Prospectus would constitute ABS Informational and

Computational Materials, the Depositor shall file such Issuer Free Writing Prospectus or Issuer Information within the later of two business days after the Underwriter first provides this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Act;

provided, that prior to such use of any Free Writing Prospectuses by the Depositor, the Underwriter must comply with its obligations pursuant to Section 4 and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

9. Termination of the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Notes of a given Series on the related Delivery Date shall be terminable by the Underwriter if at any time on or prior to the Delivery Date (a) any of the conditions set forth in Section 6 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Depositor, or for the winding up or liquidation of the affairs of the Seller or the Depositor; or (c) there shall have been the consent by the Seller or the Depositor to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Depositor or of or relating to substantially all of the property of the Seller or the Depositor. The termination of the Depositor’s obligations hereunder shall not terminate the Depositor’s rights hereunder or its right to exercise any remedy available to it at law or in equity.

Notwithstanding anything herein contained, this Underwriting Agreement may be terminated in the absolute discretion of the Underwriter, by written notice given to the Depositor, if after the execution of this Underwriting Agreement and prior to the delivery and payment for the Notes (i) there has occurred any material adverse change in the condition (financial or otherwise), earnings, business or properties of the Depositor, taken as a whole, the effect of which in the reasonable judgment of the Underwriter materially impairs the investment quality of the Notes; (ii) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, the American Stock Exchange or the over-the-counter market; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or material escalation of hostilities in which the United States is involved, and declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impracticable to proceed with completion of the sale and payment for the Notes on the terms specified in this Underwriting Agreement and the Prospectus Supplement.

10. No Fiduciary Duty. The Depositor acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of any Series of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other person. In addition, the Underwriter is not advising the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Depositor shall consult with its own advisors concerning such matters, and the Underwriter shall have no responsibility or liability to the Depositor with respect thereto. Any review by the Underwriter of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Depositor.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers, the Seller or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Depositor or the Seller or any of their officers or directors or any controlling person, and will survive delivery of and payment for Notes of the related Series.

If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Notes of a given Series by the Underwriter is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h), and the obligations of the Depositor and the Underwriter pursuant to Section 7 shall remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter as follows: (a) for the Underwriter at Eleven Madison Avenue, New York, New York 10010, and to the Depositor at 1301 Avenue of the Americas, New York, NY 10019, Attention: President, NYMT Securities Corporation.

13. Successors. This Agreement and the Terms Agreement with respect to a given Series of Notes will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and their successors and assigns, and no other person will have any right or obligations hereunder.

14. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16. Obligations of the Seller. The Seller agrees with the Underwriter, for the sole and exclusive benefit of the Underwriter, the Underwriter’s officers and directors and each person controlling the Underwriter within the meaning of the Act, and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Series of Notes under the related Terms Agreement from the Depositor, to indemnify and hold harmless the Underwriter against any failure by the Depositor to perform its obligations to the Underwriter, including, without limitation, any failure by the Depositor to honor any obligation to the Underwriter pursuant to Section 7 hereof. In the case of any claim against the Seller by the Underwriter, any officer or director of the Underwriter or any person controlling the Underwriter, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any procedures against the Depositor.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement between the Depositor and the Underwriter, upon the Underwriter’s execution of any related Terms Agreement, in accordance with its terms.

Very truly yours,

NYMT SECURITIES CORPORATION, as Depositor

By:	/s/ DAVID A. AKRE
Name:	David A. Akre
Title:	President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC

By:		/s/ PETER J. SACK
	Name:	Peter J. Sack
	Title:	Director

[Signature Page One to Underwriting Agreement]

Agreed to as to Sections 7, 15 and 16:

NEW YORK MORTGAGE FUNDING, LLC

By:		/s/ STEVEN SCHNALL
	Name:	Steven Schnall
	Title:	Chief Executive Officer

Agreed to as to Section 7:

NEW YORK MORTGAGE TRUST, INC.

By:		/s/ DAVID A. AKRE
	Name:	David A. Akre
	Title:	Co-Chief Executive Officer

[Signature Page Two to Underwriting Agreement]

FORM OF TERMS AGREEMENT

NYMT SECURITIES CORPORATION

NEW YORK MORTGAGE TRUST, SERIES 200[  ]-[    ]

MORTGAGE-BACKED NOTES, SERIES 200[  ]-[    ]

TERMS AGREEMENT

[            ], 200[  ]

To:	NYMT Securities Corporation, as Depositor under the Transfer and Servicing Agreement dated as of [ ], 200[ ]

Re:	Underwriting Agreement dated as of [ ], 200[ ]

Title:	New York Mortgage Trust, Mortgage-Backed Notes, Series 200[ ]-[ ], Class [ ] Notes

Principal Amount:	$[ ] (approximate)

Interest Rates:	As set forth in Schedule A attached hereto.

Terms of the Notes:

Class	Original Principal/ Notional Balance	Note Rate

Note Rating:

Class of Notes	[ ]	[ ]

Underwritten Notes:	Class [ ] Notes

Notes Retained by [the Seller]:	Class [ ] Notes

Underwriter:	[ ]

Servicer:	[ ]. (the “Servicer”)

Subservicer:	[ ] (“[ ],” or such capacity, the “Subservicer”)

Indenture Trustee:	[ ], (the “Indenture Trustee”)

Owner Trustee:	[ ] (the “Owner Trustee”)

Master Servicer:	[ ] (“[ ]” or in such capacity, the “Master Servicer”)

Trust Administrator:	[ ] (or in such capacity, the “Trust Administrator”)

[Swap/Cap/Corridor Counterparty]:	[ ]

Terms of Sale:	The purchase price payable by the Underwriter for each Class of Notes is the applicable purchase price percentage set forth on Schedule B of the aggregate note principal amount of each Class of Notes.

Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

The Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Notes in the principal amounts set forth in Schedule B opposite its name.

Underwriter’s Information:	[The information set forth under the captions “Underwriting” in the Prospectus and the Prospectus Supplement.]

Underwriting Commissions:	Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriter in connection with the purchase of the Notes.

Public offering price and/or method of determining price at which the Underwriter will sell the Notes: [Negotiated transactions.]

Mortgage Loans:	The mortgage loans (the “Mortgage Loans”) sold by New York Mortgage Funding, LLC (the “Seller”) to the Depositor pursuant to the Mortgage Loan Purchase Agreement, dated as of [ ], 200[ ], and conveyed by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement, dated as of [ ], 200[ ] (the “Transfer and Servicing Agreement”), among the Seller, the Depositor, the Servicer, the Subservicer, the Indenture Trustee, the Master Servicer and the Trust Administrator.

Payment Dates:	Beginning [ ], 200[ ], and thereafter on the 25th day of each month (or if such day is not a Business Day, then the next Business Day thereafter).

Delivery Date and Location:	10:00 a.m., New York Time, on or about [ ], 200[ ], or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Hunton & Williams LLP.

Approved Offering Materials:	[ ]

Terms used but not defined herein shall have the meanings assigned in the Underwriting Agreement.

[ ], as Underwriter

By:

Accepted:

NYMT SECURITIES CORPORATION, as Depositor

By:

Schedule A to Terms Agreement

	Class [ ]		Class [ ]		Class [ ]		Class [ ]		Class [ ]		Class [ ]		Class [ ]		Class [ ]		Class [ ]		Class [ ]		Class [ ]		Class [ ]

Interest Rate:

	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%	[	]%

Other Information:

[    ]

A-1

Schedule B to Terms Agreement

Class of Notes	Approximate Balance ($)	Purchase Price (% of Par)	[__________]	[__________]	[__________]	[__________]
[ ]
[ ]
[ ]
[ ]
[ ]				—	—	—
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]

Total

*	Notional Amount of such Interest-only Notes.

B-1

NEW YORK MORTGAGE TRUST, SERIES 2005-3

MORTGAGE-BACKED NOTES, SERIES 2005-3

TERMS AGREEMENT

December 16, 2005

To:	NYMT Securities Corporation, as Depositor under the Transfer and Servicing Agreement (as defined below)

Re:	Underwriting Agreement, dated as of December 16, 2005, by and between Depositor and the Underwriter

Title:	New York Mortgage Trust, Mortgage-Backed Notes, Series 2005-3

Principal Amount:	$228,655,000 (approximate)

Interest Rates:	As set forth in Schedule A attached hereto.

Terms of the Notes:

Class	Original Principal/Notional Balance	Interest Type
A-1	$70,000,000	Adjustable
A-2	$98,267,000	Adjustable
A-3	$10,920,000	Adjustable
M-1	$25,380,000	Adjustable
M-2	$24,088,000	Adjustable

Note Rating:

Class	Moody’s	S&P

A-1	Aaa	AAA

A-2	Aaa	AAA

A-3	Aaa	AAA

M-1	Aa2	AA+

M-2	A2	AA

Underwriter:	Credit Suisse First Boston LLC.

Servicer:	NYMT Servicing Corporation (the “Servicer”).

Subservicer:	Cenlar FSB (“Cenlar,” or in such capacity, the “Subservicer”).

Indenture Trustee:	U.S. Bank National Association (the “Indenture Trustee”).

Owner Trustee:	Wilmington Trust Company (the “Owner Trustee”).

Master Servicer:	Wells Fargo Bank, N.A. (in such capacity, the “Master Servicer”).

Trust Administrator:	Wells Fargo Bank, N.A. (in such capacity, the “Trust Administrator”).

Cap Counterparty:	The Royal Bank of Scotland plc.

Terms of Sale:	The purchase price payable by the Underwriter for the Notes is a price equal to approximately 99.8125% of the aggregate Class Principal Amount of the Notes as of the Closing Date, plus accrued interest.

Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

The Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

Underwriters’ Information:	The second and third paragraphs and the first sentence of the fourth paragraph set forth under the caption “Method of Distribution” in the Issuer Free Writing Prospectus, dated December 16, 2005 and the Prospectus Supplement dated December 19, 2005.

Underwriting Commissions:	Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriter in connection with the purchase of the Notes.

Public offering price and/or method of determining price at which the Underwriter will sell the Notes: Negotiated transactions.

Mortgage Loans:	The mortgage loans (the “Mortgage Loans”) sold by New York Mortgage Funding, LLC (the “Seller”) to the Depositor pursuant to the Mortgage Loan Purchase Agreement, dated as of December 1, 2005, and conveyed by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement, dated as of December 1, 2005 (the “Transfer and Servicing Agreement”), among the Seller, the Depositor, the Servicer, the Subservicer, the Indenture Trustee, the Master Servicer and the Trust Administrator.

Payment Dates:	Beginning January 25, 2006 and thereafter on the 25th day of each month (or if such day is not a Business Day, then the next Business Day thereafter).

Delivery Date and Location:	10:00 a.m., New York Time, on or about December 20, 2005, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Hunton & Williams LLP.

Approved Offering Materials:	Base Prospectus, dated August 29, 2005; Issuer Free Writing Prospectus, dated December 16, 2005; and Prospectus Supplement, dated December 19, 2005.

Terms used but not defined herein shall have the meanings assigned in the Underwriting Agreement.

[SIGNATURE PAGE FOLLOWS]

CREDIT SUISSE FIRST BOSTON LLC,
as Underwriter

By:	/s/ PETER J. SACK
Name:
Title:

Accepted:

NYMT SECURITIES CORPORATION,
as Depositor

By:	/s/ DAVID A. AKRE
Name:
Title:

[Signature Page to Terms Agreement]

Schedule A to Terms Agreement

	Class A-1	Class A-2	Class A-3	Class M-1	Class M-2

Interest Rate:	LIBOR plus 0.24% (1)(2)	LIBOR plus 0.23% (1)(2)	LIBOR plus 0.32% (1)(2)	LIBOR plus 0.45% (2)(3)	LIBOR plus 0.68% (2)(3)

(1)	The interest rate for these notes is a per annum rate equal to the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the fixed rate cap of 10.50%.

(2)	If the aggregate principal balance of the mortgage loans at the end of the due period related to any payment date is less than or equal to 20% of the aggregate principal balance of the initial mortgage loans as of the initial cut-off date plus the amount on deposit in the pre-funding account on the closing date, the margin on each of the Class A Notes will increase on the following payment date to twice its respective margin shown above.

(3)	If the aggregate principal of the mortgage loans at the end of the due period related to any payment date is less than or equal to 20% of the aggregate principal balance of the initial mortgage loans as of the initial cut-off date plus the amount on deposit in the pre-funding account on the closing date, the margin on each of the Class M Notes will increase on the following payment date to 1.5 times its respective margin shown above.

A-1